Exhibit 10.39

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of            , 20     by and between ECMOHO Limited, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands (the “Company”), and            (the “Indemnitee”).

WHEREAS, the Indemnitee has agreed to serve as a director or executive officer of the Company, and in such capacity will render valuable services to the Company; and

WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to render valuable services to the Company, the board of directors of the Company (the “Board of Directors”) has determined that this Agreement is not only reasonable and prudent, but necessary to promote and ensure the best interests of the Company and its shareholders;

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and other good and valuable consideration, including, without limitation, the service of the Indemnitee, the receipt of which hereby is acknowledged, and in order to induce the Indemnitee to render valuable services to the Company, the Company and the Indemnitee hereby agree as follows:

1.    Definitions. As used in this Agreement:

(a)    “Change in Control” shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar or successor schedule or form) promulgated under the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred (irrespective of the applicability of the initial clause of this definition) if (i) Ms. Zoe Wang and Mr. Leo Zeng and their permitted transferees cease to be the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing of 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) the Company is a party to a merger, consolidation, scheme of arrangement, sale of assets or other reorganization, or a proxy contest, as a consequence of which Continuing Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors (or the board of directors of any successor entity to the Company) thereafter; (iii) during any period of two (2) consecutive years, Continuing Directors cease for any reason to constitute at least a majority of the Board of Directors; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(b)    “Continuing Director” shall mean an individual (i) who served on the Board of Directors as of the first closing date of the Company’s initial public offering; or (ii) whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Continuing Directors then in office.

(c)    “Disinterested Director” with respect to any request by the Indemnitee for indemnification or advancement of expenses hereunder shall mean a director of the Company who neither is nor was a party to the Proceeding (as defined below) in respect of which indemnification or advancement is being sought by the Indemnitee.

(d)    The term “Expenses” shall mean, without limitation, expenses of Proceedings, including attorneys’ fees, disbursements and retainers, accounting and witness fees, expenses related to preparation for service as a witness and to service as a witness, travel and deposition costs, expenses of investigations, judicial or administrative proceedings and appeals, amounts paid in settlement of a Proceeding by or on behalf of the Indemnitee, costs of attachment or similar bonds, any expenses of attempting to establish or establishing a right to indemnification or advancement of expenses, under this Agreement, the Company’s Memorandum of Association and Articles of Association as currently in effect (the “Articles”), applicable law or otherwise, and reasonable compensation for time spent by the Indemnitee in connection with the investigation, defense or appeal of a Proceeding or action for the indemnification for which the Indemnitee is not otherwise compensated by the Company or any third party. The term “Expenses” shall not include the amount of judgments, fines, interest or penalties, which are actually levied against or sustained by the Indemnitee to the extent sustained after final adjudication.

(e)    The term “Independent Legal Counsel” shall mean any firm of attorneys, or a member of a firm of attorneys, that is experienced in matters of corporation law and is reasonably selected by the Board of Directors, so long as such firm has not represented the Company, the Company’s subsidiaries or affiliates, the Indemnitee, any entity controlled by the Indemnitee, or any party adverse to the Company, within the preceding five (5) years, in any matter material to any such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements). Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification or advancement of expenses under this Agreement, the Company’s Articles, applicable law or otherwise.

(f)    The term “Proceeding” shall mean any threatened, pending or completed action, cross claim, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, hearing or other proceeding (including, without limitation, an appeal therefrom), formal or informal, whether brought in the name of the Company or otherwise, whether of a civil, criminal, administrative or investigative nature, and whether by, in or involving a court or an administrative, other governmental or private entity or body (including, without limitation, an investigation by the Company or the Board of Directors), in which the Indemnitee was, is or will be involved as a party or otherwise, by reason of (i) the fact that the Indemnitee is or was a director (or a director appointee) or executive officer of the Company, or is or was serving at the request of the Company as an agent of another enterprise (as defined below), (ii) any actual or alleged act or omission or neglect or breach of duty, including, without limitation, any actual or alleged error or misstatement or misleading statement, which the Indemnitee commits or suffers while acting in any such capacity, or (iii) the Indemnitee attempting to establish or establishing a right to indemnification or advancement of expenses pursuant to this Agreement, the Company’s Articles, applicable law or otherwise, in each case whether or not the Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement is to be provided under this Agreement.

(g)    The phrase “serving at the request of the Company as an agent of another enterprise” or any similar terminology shall mean, unless the context otherwise requires, serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit or welfare plan or other enterprise, foreign or domestic. The phrase “serving at the request of the Company” shall include, without limitation, any service as a director and/or an executive officer of the Company which imposes duties on, or involves services by, such director/executive officer with respect to the Company or any of the Company’s subsidiaries, affiliates, employee benefit or welfare plans, such plan’s participants or beneficiaries or any other enterprise, foreign or domestic. In the event that the Indemnitee shall be a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit or welfare plan or other enterprise, foreign or domestic, 50% or more of the ordinary shares, combined voting power or total equity interest of which is owned by the Company or any subsidiary or affiliate thereof, then it shall be presumed conclusively that the Indemnitee is so acting at the request of the Company.

2.    Services by the Indemnitee. [For non-executive directors: The Indemnitee agrees to serve as a director of the Company for so long as the Indemnitee is duly elected or appointed or until such time as the Indemnitee tenders a resignation in writing or is removed as a director; provided, however, that the Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or other obligation imposed on the Indemnitee by operation of law).][For executive officers: The Indemnitee agrees to serve as an executive officer of the Company under the terms of the Indemnitee’s agreement with the Company until such time as the Indemnitee’s employment is terminated for any reason.]

3.    Proceedings by or in the Right of the Company. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or is otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor, against all Expenses, judgments, fines, interest or penalties, which are actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such a Proceeding, to the fullest extent permitted by applicable law, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this section shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudicated by final judgment by a court of competent jurisdiction to be liable to the Company for dishonesty, willful default or fraud in the performance of his/her duty to the Company, unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts which such other court shall deem proper.

4.    Proceeding Other Than a Proceeding by or in the Right of the Company. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or is otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company), against all Expenses, judgments, fines, interest or penalties, which are actually and reasonably incurred by the Indemnitee in connection with such a Proceeding, to the fullest extent permitted by applicable law; provided, however, that any settlement of a Proceeding must be approved in advance in writing by the Company (which approval shall not be unreasonably withheld); and provided further that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

5.    Indemnification for Costs, Charges and Expenses of Witness or Successful Party. Notwithstanding any other provision of this Agreement (except as set forth in subparagraph 9(a) hereof), and without a requirement for determination as required by Paragraph 8 hereof, to the extent that the Indemnitee (a) has prepared to serve or has served as a witness in any Proceeding in any way relating to (i) the Company or any of the Company’s subsidiaries, affiliates, employee benefit or welfare plans or such plan’s participants or beneficiaries or (ii) anything done or not done by the Indemnitee as a director or executive officer of the Company or in connection with serving at the request of the Company as an agent of another enterprise, or (b) has been successful in defense of any Proceeding or in defense of any claim, issue or matter therein, on the merits or otherwise, including the dismissal of a Proceeding without prejudice or the settlement of a Proceeding without an admission of liability, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith to the fullest extent permitted by applicable law.

6.    Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses, judgments, fines, interest or penalties, which are actually and reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount of the Indemnitee’s Expenses, judgments, fines, interest or penalties, then the Company shall nevertheless indemnify the Indemnitee for all Expenses, judgments, fines, interest or penalties reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith.

7.    Advancement of Expenses. The Expenses incurred by the Indemnitee in any Proceeding (or any part of any Proceeding) not initiated by the Indemnitee or any Proceeding initiated by the Indemnitee with the prior approval of the Board of Directors shall be paid promptly by the Company in advance of the final disposition of the Proceeding at the written request of the Indemnitee, to the fullest extent permitted by applicable law; provided, however, that the Indemnitee shall set forth in such request reasonable evidence that such Expenses have been incurred by the Indemnitee in connection with such Proceeding, a statement that such Expenses do not relate to any matter described in subparagraph 9(a) of this Agreement, and an undertaking in writing to repay any advances if it is ultimately determined as provided in subparagraph 8(b) of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement. Advances shall be unsecured and interest free. Advances shall be made without regard to the Indemnitee’s ability to repay the Expenses and without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

8.    Indemnification Procedure; Determination of Right to Indemnification.

(a)    Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if a claim for indemnification or advancement of Expenses in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof in a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The failure and delay to so notify the Company will not relieve the Company from any liability which the Company may have to the Indemnitee under this Agreement unless the Company shall have lost significant substantive or procedural rights with respect to the defense of any Proceeding as a result of such omission to so notify.

(b)    The Indemnitee shall be conclusively presumed to have met the relevant standards of conduct, if any, as defined by applicable law, for indemnification pursuant to this Agreement and shall be absolutely entitled to such indemnification, unless a determination is made that the Indemnitee has not met such standards by (i) the Board of Directors by a majority vote of a quorum thereof consisting of Disinterested Directors, (ii) by a majority vote of a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum of the Board of Directors, (iii) the shareholders of the Company by majority vote of a quorum thereof consisting of shareholders who are not parties to the Proceeding due to which a claim for indemnification is made under this Agreement, (iv) Independent Legal Counsel as set forth in a written opinion (it being understood that such Independent Legal Counsel shall make such determination only if the quorum or committee of Disinterested Directors referred to in clauses (i) and (ii) of this subparagraph 8(b) are not obtainable or if the Board of Directors of the Company by a majority vote of a quorum thereof consisting of Disinterested Directors so directs), or (v) a court of competent jurisdiction; provided, however, that if a Change in Control shall have occurred and the Indemnitee so requests in writing, such determination shall be made only by a court of competent jurisdiction or Independent Legal Counsel as set forth in a written opinion.

(c)    In the event the determination of entitlement to indemnification is to be made by Independent Legal Counsel pursuant to Section 8(b) hereof, the Independent Legal Counsel shall be selected as provided in this Section 8(c). If a Change in Control shall not have occurred, the Independent Legal Counsel shall be selected by the Board of Directors, and the Company shall give written notice to the Indemnitee advising Indemnitee of the identity of the Independent Legal Counsel so selected. If a Change in Control shall have occurred, the Independent Legal Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Legal Counsel so selected. In either event, the Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Legal Counsel so selected does not meet the requirements of “Independent Legal Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Legal Counsel. If such written objection is so made and substantiated, the Independent Legal Counsel so selected may not serve as Independent Legal Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after the later of submission by the Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof and the final disposition of the Proceeding, no Independent Legal Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition the court of competent jurisdiction for resolution of any objection which shall have been made by the Company or the Indemnitee to the other’s selection of Independent Legal Counsel and/or for the appointment as Independent Legal Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Legal Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Legal Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)    If a claim for indemnification or advancement of Expenses under this Agreement is not paid by the Company within thirty (30) days after receipt by the Company of written notice thereof, the rights provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. Such judicial proceeding shall be made de novo. The burden of proving that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the directors or shareholders of the Company or Independent Legal Counsel to have made a determination prior to the commencement of such action that indemnification or advancement of Expenses is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, if any, nor an actual determination by the directors or shareholders of the Company or Independent Legal Counsel that the Indemnitee has not met the applicable standard of conduct shall be a defense to an action by the Indemnitee or create a presumption for the purpose of such an action that the Indemnitee has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (i) create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Company and/or its shareholders, and, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful or (ii) otherwise adversely affect the rights of the Indemnitee to indemnification or advancement of Expenses under this Agreement, except as may be provided herein.

(e)    If a court of competent jurisdiction shall determine that the Indemnitee is entitled to any indemnification or advancement of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings).

(f)    With respect to any Proceeding for which indemnification or advancement of Expenses is requested, the Company will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense of a Proceeding, the Company will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than as provided below. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. The Indemnitee shall have the right to employ his/her own counsel in any Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense of the Proceeding shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of a Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of a proceeding, in each of which cases the fees and expenses of the Indemnitee’s counsel shall be advanced by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee.

9.    Limitations on Indemnification. No payments pursuant to this Agreement shall be made by the Company:

(a)    To indemnify or advance funds to the Indemnitee for Expenses with respect to (i) Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under applicable law or (ii) Expenses incurred by the Indemnitee in connection with preparing to serve or serving as a witness in cooperation with any party or entity who or which has threatened or commenced any action or proceeding against the Company, or any director, officer, employee, trustee, agent, representative, subsidiary, parent corporation or affiliate of the Company, but such indemnification or advancement of Expenses in each such case may be provided by the Company if the Board of Directors finds it to be appropriate;

(b)    To indemnify the Indemnitee for any Expenses, judgments, fines, interest or penalties sustained in any Proceeding for which payment is actually made to the Indemnitee under a valid and collectible insurance policy or other indemnity provision, except in respect of any excess beyond the amount of payment under such insurance or indemnity provision;

(c)    To indemnify the Indemnitee for any Expenses, judgments, fines, interest or penalties sustained in any Proceeding for an accounting of profits (or for the actual accounting of such profits) made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Act or similar provisions of any foreign or United States federal, state or local statute or regulation;

(d)    To indemnify the Indemnitee for any Expenses, judgments, fines, interest or penalties for which the Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement;

(e)    To indemnify the Indemnitee for any Expenses (including without limitation any Expenses relating to a Proceeding attempting to enforce this Agreement), judgments, fines, interest or penalties on account of the Indemnitee’s conduct if such conduct shall be finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have constituted willful misconduct, including, without limitation, breach of the duty of loyalty;

(f)    If a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful. In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under securities laws is against public policy and is, therefore, unenforceable;

(g)    To indemnify the Indemnitee in connection with the Indemnitee’s personal tax matter;

(h)    To indemnify the Indemnitee with respect to any claim related to any dispute or breach arising under any contract or similar obligation between the Company or any of its subsidiaries or affiliates and such Indemnitee;

(i)    To indemnify the Indemnitee with respect to any reimbursement to the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), Section 306 of the Sarbanes-Oxley Act or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules promulgated by the SEC thereunder; or

(j)    To indemnify the Indemnitee with regards to any reimbursement of the Company by the Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board of Directors or any committee thereof, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Act.

10.    No Employment Rights. Nothing in this Agreement is intended to create in the Indemnitee any right to continued employment with the Company.

11.    Continuation of Indemnification. All agreements and obligations of the Company contained herein shall continue during the period that the Indemnitee is a director or executive officer of the Company (or is or was serving at the request of the Company as an agent of another enterprise, foreign or domestic) and shall continue thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was a director or executive officer of the Company or serving in any other capacity referred to in this Paragraph 11.

12.    Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed to be exclusive of any other rights to which the Indemnitee may be entitled under the Company’s Articles, any agreement, vote of shareholders or vote of Disinterested Directors, provisions of applicable law, or otherwise, both as to action or omission in the Indemnitee’s official capacity and as to action or omission in another capacity on behalf of the Company while holding such office.

13.    Successors and Assigns.

(a)    This Agreement shall be binding upon the Indemnitee, and shall inure to the benefit of, the Indemnitee and the Indemnitee’s heirs, executors, administrators and assigns, whether or not the Indemnitee has ceased to be a director or executive officer, and the Company and its successors and assigns. Upon the sale of all or substantially all of the business, assets or share capital of the Company to, or upon the merger of the Company into or with, any corporation, partnership, joint venture, trust or other person, this Agreement shall inure to the benefit of and be binding upon both the Indemnitee and such purchaser or successor person. Subject to the foregoing, this Agreement may not be assigned by either party without the prior written consent of the other party hereto.

(b)    If the Indemnitee is deceased and is entitled to indemnification under any provision of this Agreement, the Company shall indemnify the Indemnitee’s estate and the Indemnitee’s spouse, heirs, executors, administrators and assigns against, and the Company shall, and does hereby agree to assume, any and all Expenses actually and reasonably incurred by or for the Indemnitee or the Indemnitee’s estate, in connection with the investigation, defense, appeal or settlement of any Proceeding. Further, when requested in writing by the spouse of the Indemnitee, and/or the Indemnitee’s heirs, executors, administrators and assigns, the Company shall provide appropriate evidence of the Company’s agreement set out herein to indemnify the Indemnitee against and to itself assume such Expenses.

14.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

15.    Severability. Each and every paragraph, sentence, term and provision of this Agreement is separate and distinct so that if any paragraph, sentence, term or provision thereof shall be held to be invalid, unlawful or unenforceable for any reason, such invalidity, unlawfulness or unenforceability shall not affect the validity, unlawfulness or enforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under applicable law. The Company’s inability, pursuant to a court order or decision, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If this Agreement or any paragraph, sentence, term or provision hereof is invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Indemnitee as to any Expenses, judgments, fines, interest or penalties, which are incurred with respect to any Proceeding to the fullest extent permitted by any (a) applicable paragraph, sentence, term or provision of this Agreement that has not been invalidated or (b) applicable law.

16.    Interpretation; Governing Law. This Agreement shall be construed as a whole and in accordance with its fair meaning and any ambiguities shall not be construed for or against either party. Headings are for convenience only and shall not be used in construing meaning. This Agreement shall be governed and interpreted in accordance with the laws of Hong Kong, without regard to the conflict of laws principles thereof.

17.    Amendments. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought. The indemnification rights afforded to the Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Company’s Articles, or by other agreements, including directors’ and officers’ liability insurance policies, of the Company.

18.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.

19.    Notices. Any notice required to be given under this Agreement shall be directed to the Chief Financial Officer of the Company at 3F, 1000 Tianyaoqiao Road, Xuhui District, Shanghai 200030, The People’s Republic of China, and to the Indemnitee at the address on file with the Company, or to such other address as either shall designate to the other in writing.

20.    Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as of the date first written above.

INDEMNITEE

Name:

ECMOHO Limited

By:
Name:
Title:

[Signature Page to Indemnification Agreement]

FORM OF EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of              , 2019 by and between ECMOHO Limited, an exempted company incorporated and existing under the laws of the Cayman Islands (the “Company”) and                 , an individual (the “Executive”).

RECITALS

WHEREAS, the Company desires to employ the Executive and to assure itself of the services of the Executive during the term of Employment (as defined below) and under the terms and conditions of the Agreement;

WHEREAS, the Executive desires to be employed by the Company during the term of Employment and under the terms and conditions of the Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Executive agree as follows:

AGREEMENT

1.	EMPLOYMENT

The Company hereby agrees to employ the Executive and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth (the “Employment”).

2.	TERM

Subject to the terms and conditions of the Agreement, the initial term of the Employment shall be              years, commencing on             , 2019 (the “Effective Date”) and ending on             , 20     (the “Initial Term”), unless terminated earlier pursuant to the terms of the Agreement. Upon expiration of the Initial Term, the Employment shall be automatically extended for successive periods of 12 months each (each, an “Extension Period”) unless either party shall have given 60 days advance written notice of nonrenewal to the other party, in the manner set forth in Section 19 below, prior to the end of the Initial Term or the Extension Period in question, that the term of this Agreement that is in effect at the time such written notice is given is not to be extended or further extended, as the case may be (the period during which this Agreement is effective being referred to hereafter as the “Term”).

3.	POSITION AND DUTIES

(a)

During the Term, the Executive shall serve as                  of the Company or in such other position or positions with a level of duties and responsibilities consistent with the foregoing, which the Company and/or its subsidiaries and affiliates (collectively, the “Group”) and the Board of Directors of the Company (the “Board”) may specify from time to time, and shall have the duties, responsibilities and obligations customarily assigned to individuals serving in the position or positions in which the Executive serves hereunder and as assigned by the Board, or if authorized by the Board, by the Company’s Chief Executive Officer.

(b)

The Executive agrees to serve without additional compensation, if elected or appointed thereto, as a director of the Company or any member of the Group and as a member of any committees of the board of directors of any such entity, provided that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided to any other director of any member of the Group.

(c)

The Executive agrees to devote all of his or her working time and efforts to the performance of his or her duties for the Company and to faithfully and diligently serve the Company in accordance with the Agreement and the guidelines, policies and procedures of the Company approved from time to time by the Board. Without the consent of the Board, during the Term, the Executive will not serve on the board of directors, trustees or any similar governing body of any for-profit entity (with the exception of any entity which has been disclosed to the Company on a list provided to the Company by the Executive coincident with the execution of this Agreement). Notwithstanding the above, the Executive will be permitted, to the extent such activities do not interfere with the performance by the Executive of his or her duties and responsibilities hereunder or violate Section 8(a), (b), or (c) of this Agreement, to (i) manage the Executive’s (and his or her immediate family’s) personal, financial and legal affairs, and (ii) serve, with the prior approval of the Board, on civic or charitable boards or committees (it being expressly understood and agreed that the Executive’s continuing to serve on the boards and/or committees on which the Executive is serving, or with which the Executive is otherwise associated, as of the Effective Date (each of which has been disclosed to the Company on a list provided to the Company by the Executive coincident with the execution of this Agreement), will be deemed not to interfere with the performance by the Executive of his or her duties and responsibilities under this Agreement).

4.	NO BREACH OF CONTRACT

The Executive hereby represents to the Company that: (i) the execution and delivery of the Agreement by the Executive and the performance by the Executive of the Executive’s duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any other agreement or policy to which the Executive is a party or by which the Executive is otherwise bound, other than with respect to agreements required to be entered into by and between the Executive and any member of the Group pursuant to the applicable law of the jurisdiction in which the Executive is based, if any; (ii) that the Executive is not in possession of any information (including, without limitation, confidential information and trade secrets) the knowledge of which would prevent the Executive from freely entering into the Agreement and carrying out his or her duties hereunder; and (iii) that the Executive is not bound by any confidentiality, trade secret or similar agreement with any person or entity other than any member of the Group.

5.	LOCATION

The Executive will be based in              , China or any other location as mutually agreed by the parties during the Term.

6.	COMPENSATION AND BENEFITS

(a)

Cash Compensation. As compensation for the performance by the Executive of his or her obligations hereunder, during the Term, the Company shall pay the Executive a base salary (inclusive of the statutory benefit contributions that the Company is required to set aside for the Executive under applicable law) pursuant to Schedule A hereto, subject to annual review and adjustment by the Board or any committee designated by the Board.

(b)

Long-Term Incentives. During the Term, the Executive shall be eligible to participate in such long-term compensation arrangements as may be authorized from time to time by the Board, including any equity incentive plan the Company may adopt from time to time at a level determined by the Board in its sole discretion.

(c)

Benefits. During the Term, the Executive shall be entitled to participate in all of the employee benefit plans and arrangements made available by the Company to its similarly situated executives as in effect from time to time, including, but not limited to, any retirement plan, medical insurance plan and travel/holiday policy, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

7.	TERMINATION OF THE AGREEMENT

The Employment may be terminated as follows:

(a)	Death. The Employment shall automatically terminate upon the Executive’s death.

(b)

Disability. The Employment shall terminate if the Executive has a disability, including any physical or mental impairment which, as reasonably determined by the Board, renders the Executive substantially unable to perform the essential functions of his or her position at the Company, even with reasonable accommodation that does not impose an undue burden on the Company, for more than 180 days in any 12-month period, unless a longer period is required by applicable law, in which case that longer period shall apply.

(c)

For Cause. The Company may terminate the Executive’s employment hereunder for cause without notice. The occurrence of any of the following, as reasonably determined by the Company, shall be a reason for cause (“Cause”), provided that, if the Board determines that the circumstances constituting Cause are curable, then such circumstances shall not constitute Cause unless and until the Executive has been informed by the Company of the existence of Cause and given an opportunity of ten business days to cure, and such Cause remains uncured (as determined by the Board in its sole discretion) at the end of such ten-business day period:

(1)

continued failure by the Executive to satisfactorily perform his or her duties hereunder (other than such failure resulting from the Executive’s incapacity due to physical or mental illness) after written notice is delivered by the Company to the Executive that sets forth in reasonable detail the basis of the Executive’s failure to perform the Executive’s duties hereunder;

(2)	willful misconduct or gross negligence by the Executive in the performance of his or her duties hereunder, including insubordination;

(3)	the Executive’s conviction or entry of a guilty or nolo contendere plea of any felony or any misdemeanor involving moral turpitude;

(4)	the Executive’s material violation of any Company policy applicable to the Executive;

(5)

the Executive’s commission of any act involving dishonesty that results in material financial, reputational or other harm, monetary or otherwise, to any member of the Group, including but not limited to an act constituting misappropriation or embezzlement of the property of any member of the Group as determined in good faith by the Board;

(6)	any material or persistent breach by the Executive of this Agreement;

(7)	the Executive being convicted of any criminal conduct; or

(8)	the Executive engaging in any conduct which may make the continued employment of such officer detrimental to our company.

(d)	By the Executive. The Executive may terminate the Executive’s employment voluntarily for any reason or no reason at any time by giving 60 days’ prior written notice to the Company.

(e)	Without Cause by the Company. The Company may terminate the Executive’s employment hereunder at any time without Cause upon 60 days’ prior written notice to the Executive.

(f)

Notice of Termination. Any termination of the Executive’s employment under the Agreement (other than a termination due to the Executive’s death) shall be communicated by a written notice of termination (“Notice of Termination”) from the terminating party to the other party. The notice of termination shall indicate the specific provision(s) of the Agreement relied upon in effecting the termination.

(g)

Date of Termination. The “Date of Termination” shall mean (i) if the Executive’s employment is terminated by the Executive’s death, the date of his or her death, (ii) if the Executive’s employment is terminated due to the Executive’s disability or by the Company for Cause, the date specified in the Notice of Termination, (iii) if the Executive’s employment is terminated by the Executive, the sixtieth day following the date on which the Notice of Termination is given and (iv) if the Executive’s employment is terminated by the Company other than for Cause, the sixtieth day following the date on which the Notice of Termination is given; provided, however, that if the Executive’s employment is terminated by the Executive, the Company will have the right to accelerate such notice and make the Date of Termination the date of receipt of the Notice of Termination or such other date prior to the intended Date of Termination as the Company deems appropriate, which acceleration will in no event be deemed a termination by the Company without Cause.

(h)

Removal from any Boards and Position. On the Date of Termination, the Executive will be deemed to resign (i) from the board of directors of any subsidiary or affiliate of the Company and/or any other board to which he or she has been appointed or nominated by or on behalf of the Company (including the Board), and (ii) from any position with the Company or any of its subsidiaries or any of its affiliates, including, but not limited to, as an officer and director of the Company and any of its subsidiaries.

(i)

Compensation upon Termination. This Section provides the payments and benefits to be paid or provided to the Executive as a result of his or her termination of employment. Except as provided in this Section 7(i), the Executive will not be entitled to any payments or benefits from the Company as a result of the termination of his or her employment, regardless of the reason for such termination.

(1)

Death or Disability. If the Executive’s employment is terminated by reason of the Executive’s death or disability, the Company shall have no further obligations to the Executive under this Agreement, other than as provided in Section 7(i)(4) below.

(2)

By Company without Cause. If the Executive’s employment is terminated by the Company other than for Cause, the Company shall continue to pay and otherwise provide to the Executive, during the period beginning on the date of receipt of the Notice of Termination and ending on the Date of Termination, all compensation, base salary and previously earned but unpaid incentive compensation, if any, and shall continue to allow the Executive to participate in any benefit plans in accordance with the terms of such plans during such notice period.

(3)

By Company for Cause or by the Executive. If the Executive’s employment is terminated by the Company for Cause or by the Executive, the Company shall have no further obligations to the Executive under this Agreement, other than as provided in Section 7(i)(4) below.

(4)

Compensation Upon any Termination. Following any termination of the Executive’s employment, the Company shall pay the Executive all amounts, if any, to which the Executive is entitled as of the Date of Termination under any retirement, compensation, insurance plan or other benefit plan or program of the Company, at the time such payments are due in accordance with the terms of such plans or programs (including the Executive’s base salary at the rate in effect through the Date of Termination).

(j)

Return of Company Property. The Executive agrees that following the termination of the Executive’s employment for any reason, or at any time prior to the Executive’s termination upon the request of the Company, he or she shall return all property of the Group, which is then in or thereafter comes into his or her possession, including, but not limited to, any Confidential Information (as defined below) or Intellectual Property (as defined below), or any other documents, contracts, agreements, plans, photographs, projections, books, notes, records, electronically stored data and all copies, excerpts or summaries of the foregoing, as well as any automobile or other materials or equipment supplied by the Group to the Executive, if any.

8.	CONFIDENTIALITY AND NON-DISCLOSURE

(a)	Confidentiality and Non-Disclosure.

(1)

The Executive acknowledges and agrees that: (A) the Executive holds a position of trust and confidence with the Company and that his or her employment by the Company will require that the Executive have access to and knowledge of valuable and sensitive information, material, and devices relating to the Company and/or its business, activities, products, services, customers and vendors, including, but not limited to, the following, regardless of the form in which the same is accessed, maintained or stored: the identity of the Company’s actual and prospective customers and, as applicable, their representatives; prior, current or future research or development activities of the Company; the products and services provided or offered by the Company to customers or potential customers and the manner in which such services are performed or to be performed; the product and/or service needs of actual or prospective customers; pricing and cost information; information concerning the development, engineering, design, specifications, acquisition or disposition of products and/or services of the Company; user base personal data, programs, software and source codes, licensing information, personnel information, advertising client information, vendor information, marketing plans and techniques, forecasts, and other trade secrets (“Confidential Information”); and (B) the direct and indirect disclosure of any such Confidential Information would place the Company at a competitive disadvantage and would do damage, monetary or otherwise, to the Company’s business.

(2)

During the Term and at all times thereafter, the Executive shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, consultant, principal or agent of any business, or in any other capacity, publish or make known, disclose, furnish, reproduce, make available, or utilize any of the Confidential Information without the prior express written approval of the Company, other than in the proper performance of the duties contemplated herein, unless and until such Confidential Information is or shall become general public knowledge through no fault of the Executive.

(3)

In the event that the Executive is required by law to disclose any Confidential Information, the Executive agrees to give the Company prompt advance written notice thereof and to provide the Company with reasonable assistance in obtaining an order to protect the Confidential Information from public disclosure. Notwithstanding anything to the contrary in this Agreement or otherwise, nothing shall limit the Executive’s rights under applicable law to provide truthful information to any governmental entity or to file a charge with or participate in an investigation conducted by any governmental entity. Notwithstanding the foregoing, the Executive agrees to waive the Executive’s right to recover monetary damages in connection with any charge, complaint or lawsuit filed by the Executive or anyone else on the Executive’s behalf (whether involving a governmental entity or not); provided that the Executive is not agreeing to waive, and this Agreement shall not be read as requiring the Executive to waive, any right the Executive may have to receive an award for information provided to any governmental entity. The Executive is hereby notified that the immunity provisions in Section 1833 of title 18 of the United States Code provide that an individual cannot be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (1) in confidence to federal, state or local government officials, either directly or indirectly, or to an attorney, and is solely for the purpose of reporting or investigating a suspected violation of the law, (2) under seal in a complaint or other document filed in a lawsuit or other proceeding, or (3) to the Executive’s attorney in connection with a lawsuit for retaliation for reporting a suspected violation of law (and the trade secret may be used in the court proceedings for such lawsuit) as long as any document containing the trade secret is filed under seal and the trade secret is not disclosed except pursuant to court order.

(4)	The failure to mark any Confidential Information as confidential shall not affect its status as Confidential Information under this Agreement.

(b)

Third Party Information in the Executive’s Possession. The Executive agrees that he or she shall not, during the Term, (i) improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity with which the Executive has an agreement or duty to keep in confidence information acquired by Executive, if any, or (ii) bring into the premises of Company any document or confidential or proprietary information belonging to such former employer, person or entity unless consented to in writing by such former employer, person or entity. The Executive will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys’ fees and costs of litigation, arising out of or in connection with any violation of the foregoing.

(c)

Third Party Information in the Company’s Possession. The Executive recognizes that the Company may have received, and in the future may receive, from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Executive agrees that the Executive owes the Company and such third parties, during the Term and thereafter, a duty to hold all such confidential or proprietary information in strict confidence and not to disclose such information to any person or firm, or otherwise use such information, in a manner inconsistent with the limited purposes permitted by the Company’s agreement with such third party.

This Section 8 shall survive the termination of the Agreement for any reason. In the event the Executive breaches this Section 8, the Company shall have the right to seek remedies permissible under applicable law.

9.	INTELLECTUAL PROPERTY

(a)

Prior Inventions. The Executive has attached hereto, as Schedule B, a list describing all inventions, ideas, improvements, designs and discoveries, in each case, whether or not patentable and whether or not reduced to practice, original works of authorship and trade secrets made or conceived by or belonging to the Executive (whether made solely by the Executive or jointly with others) that (i) were developed by the Executive prior to the Executive’s employment by the Company, (ii) relate to the Company’s actual or proposed business, products or research and development, and (iii) are not assigned to the Company hereunder (collectively, “Prior Inventions”); or, if no such list is attached, the Executive represents that there are no such Prior Inventions. Except to the extent set forth in Schedule B, the Executive hereby acknowledges that, if in the course of his or her service for the Company, the Executive incorporates into a Company product, process or machine a Prior Invention owned by the Executive or in which he or she has an interest, the Executive hereby grants to the Company a nonexclusive, royalty-free, irrevocable, nonterminable, perpetual, sublicensable (through multiple tiers), worldwide right and license (which may be freely transferred by the Company to any other person or entity) under such Prior Inventions to make, have made, modify, use, offer to sell, sell, reproduce, make derivative works of, distribute, publicly perform, publicly display and otherwise exploit such Prior Invention as part of or in connection with such product, process or machine.

(b)

Assignment of Intellectual Property. The Executive hereby assigns and hereby agrees to assign to the Company or its designees, without further consideration and free and clear of any lien or encumbrance, the Executive’s entire right, title and interest (within the United States and all foreign jurisdictions), to any and all inventions, discoveries, improvements, developments, works of authorship, concepts, ideas, plans, specifications, software, formulas, databases, designees, processes, techniques, know-how and contributions to Confidential Information, in each case, created, conceived, developed or reduced to practice by the Executive (alone or with others) during the Term which (i) are related to the Company’s current or anticipated business, activities, products, or services, (ii) result from any work performed by the Executive for the Company, or (iii) are created, conceived, developed or reduced to practice with the use of Company property, including any and all Intellectual Property Rights (as defined below) therein (collectively, “Work Product”). Any Work Product which falls within the definition of “work made for hire”, as such term is defined in the U.S. Copyright Act, shall be considered a “work made for hire”, the copyright in which vests initially and exclusively in the Company. The Executive hereby unconditionally and irrevocably waives any rights to be attributed as the author of any Work Product and any “droit morale” (moral rights) in Work Product. The Executive agrees to maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Work Product and shall immediately disclose to the Company all Work Product. For purposes of this Agreement, “Intellectual Property” shall mean , anywhere in the world, any patent (including design patents) and utility models of any kind, patent applications, including provisional applications, statutory invention registrations, inventions, discoveries and invention disclosures (whether or not patented), and all related continuations, continuation-in-part, divisions, reissues, re-examinations, substitutions, and extensions thereof, published and unpublished works of authorship whether or not copyrightable, including computer software programs, applications, source code and object code, computer formulas, designs, specifications, drawings, data, manuals and instructions and all customer and supplier lists, sales and financial information, business plans and forecasts, all technical solutions and the trade secrets of our company and databases, other compilations of information, manual and other documentation, in each case whether or not registered or sought to be registered, copyrights in and to the foregoing, together with all common law rights and moral rights therein, and any applications and registrations therefor, including extensions, renewals, restorations, reversions, derivatives, translations, localizations, adaptations and combinations of the above, trademark or service mark, trade names, symbols, logos, trade dress, packaging design, slogans, Internet domain names, uniform resource locators, any other similar identifiers of origin, in each case, whether or not registered, and any and all common law rights thereto, and registrations and applications for registration thereof and any goodwill associated therewith, trade secret, know-how, confidential or proprietary information, or any other intellectual property rights and/or proprietary rights protection legally available.

(c)

Patent and Copyright Registration. The Executive agrees to execute and deliver any instruments or documents, and to do all other things reasonably requested by the Company in order to more fully vest the Company with all rights in the Work Product. If any Work Product is deemed by the Company to be patentable or otherwise registrable, the Executive shall assist the Company (at the Company’s expense) in obtaining letters of patent or other applicable registration therein and shall execute all documents and do all things, including testifying (at the Company’s expense) necessary or appropriate to apply for, prosecute, obtain, or enforce any Intellectual Property right relating to any Work Product. Should the Company be unable to secure the Executive’s signature on any document deemed necessary to accomplish the foregoing, whether due to the Executive’s disability or other reason, the Executive hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as the Executive’s agent and attorney-in-fact to act for and on the Executive’s behalf and stead to take any of the actions required of the Executive under the previous sentence, with the same effect as if executed and delivered by the Executive, such appointment being coupled with an interest. The Executive’s obligations under this paragraph will continue beyond the termination of the Employment with the Company, provided that the Company will reasonably compensate the Executive after such termination for time or expenses actually spent by the Executive at the Company’s request on such assistance.

This Section 9 shall survive the termination of the Agreement for any reason. In the event the Executive breaches this Section 9, the Company shall have the right to seek any and all remedies permissible under applicable law.

10.	CONFLICTING EMPLOYMENT

The Executive hereby agrees that, during the Term, he or she will not engage in any other employment, occupation, consulting or other business activity related to the business in which the Company is now involved or becomes involved during the Term, nor will the Executive engage in any other activities that conflict with his or her obligations to the Company without the prior written consent of the Company.

11.	NON-COMPETITION AND NON-SOLICITATION

(a)

Non-Competition. In consideration of the compensation provided to the Executive by the Company hereunder, the adequacy of which is hereby acknowledged by the parties hereto, the Executive agree that during the Term and for a period of six months following the Date of Termination, the Executive shall not engage in Competition (as defined below) with the Group. For purposes of this Agreement, “Competition” by the Executive shall mean the Executive’s engaging in, or otherwise directly or indirectly being employed by, associated with or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting the Executive’s name to be used in connection with the activities of, any other business or organization which competes, directly or indirectly, with the Group in the Business; provided, however, it shall not be a violation of this Section 11(a) for the Executive to become the registered or beneficial owner of up to five percent (5%) of any class of the capital stock of a corporation in Competition with the Group that is registered under the U.S. Securities Exchange Act of 1934, as amended, provided that the Executive does not otherwise participate in the business of such corporation

For purposes of this Agreement, “Business” means the provision of wealth management and asset management services and any other business which the Group engages in, or is preparing to become engaged in, during the Term.

(b)

Non-Solicitation; Non-Interference. During the Term and for a period of one year following the Date of Termination, the Executive agrees that he or she will not, directly or indirectly, for the Executive’s benefit or for the benefit of any other person or entity, do any of the following, without the Group’s prior express consent:

(1)

approach the suppliers, clients, customers or contacts or other persons or entities introduced to the Executive in his or her capacity as a representative of the Group for the purpose of doing business with such persons or entities (including prospective suppliers, clients, customers or contacts) that will harm the business relationships of the Group with these persons or entities;

(2)	assume employment with or provide services to any competitors of the Group, or engage, whether as principal, partner, licensor or otherwise, any of the Group’s competitors; or

(3)

seek directly or indirectly, to encourage, advise, request or otherwise solicit the services of any employees of the Group who is employed by us on or after the Date of Termination, or in the year preceding such termination.

(c)

Non-Disparagement. During the Term and thereafter, the Executive will not, in any manner, directly or indirectly make or publish any statement (orally or in writing) that would libel, slander, disparage, denigrate, ridicule or criticize the Company, any of its subsidiaries and/or affiliates or any of their employees, officers or directors.

(d)

Injunctive Relief; Indemnity of Company. The Executive agrees that any breach or threatened breach of subsections (a) and (b) of this Section 11 would result in irreparable injury and damage to the Company for which an award of money to the Company would not be an adequate remedy. The Executive therefore also agrees that in the event of said breach or any reasonable threat of breach, the Company shall be entitled to seek an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, remedies available under this Agreement and the recovery of damages. The Executive and the Company further agree that the provisions of this Section 11 are reasonable in both duration and geographic scope and in all other respects. The Executive agrees to indemnify and hold harmless the Company from and against all reasonable expenses (including reasonable fees and disbursements of counsel) which may be incurred by the Company in connection with, or arising out of, any violation of this Agreement by the Executive. This Section 11 shall survive the termination of the Agreement for any reason. In the event that any such provisions should be found to be void under applicable laws but would be valid if some part thereof was deleted or the period or area of application reduced, such provisions shall apply with such modification as may be necessary to make them valid and effective.

12.	WITHHOLDING TAXES

Notwithstanding anything else herein to the contrary, the Company may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to the Agreement such national, provincial, local or any other income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.

13.	ASSIGNMENT

The Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer the Agreement or any rights or obligations hereunder; provided, however, that the Company may assign or transfer the Agreement or any rights or obligations hereunder to any member of the Group without such consent. If the Executive should die while any amounts would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee, or other designee or, if there be no such designee, to the Executive’s estate. The Company will require any and all successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Section 13, “Company” shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

14.	SEVERABILITY

If any provision of the Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of the Agreement are declared to be severable.

15.	ENTIRE AGREEMENT

The Agreement constitutes the entire agreement and understanding between the Executive and the Company regarding the terms of the Employment and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The Executive acknowledges that he or she has not entered into the Agreement in reliance upon any representation, warranty or undertaking which is not set forth in the Agreement.

16.	GOVERNING LAW

The Agreement shall be governed by and construed in accordance with the law of The Hong Kong Special Administrative Region, without regard to the conflicts of law principles.

17.	AMENDMENT

The Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to the Agreement, which agreement is executed by both of the parties hereto.

18.	WAIVER

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

19.	NOTICES

All notices, requests, demands and other communications required or permitted under the Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand, (ii) otherwise delivered against receipt therefor, (iii) sent by a recognized courier with next-day or second-day delivery to the address of the other party; or (iv) sent by e-mail with confirmation of receipt.

If to the Executive:

Address on file with the Company

If to the Company:

ECMOHO Limited

3F, 1000 Tianyaoqiao Road

Xuhui District

Shanghai, 200030

The People’s Republic of China

+86 21 6113 2270

Attention: Chief Executive Officer

20.	COUNTERPARTS

The Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. The Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

21.	NO INTERPRETATION AGAINST DRAFTER

Each party recognizes that the Agreement is a legally binding contract and acknowledges that such party has had the opportunity to consult with legal counsel of choice. In any construction of the terms of the Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such terms.

[Remainder of the page intentionally left blank.]

IN WITNESS WHEREOF, the Agreement has been executed as of the date first written above.

COMPANY:	ECMOHO Limited
a Cayman Islands exempted company

By:
Name:
Title:

EXECUTIVE:

Name:

SCHEDULE A

Base Salary

SCHEDULE B

Prior Inventions